Exhibit 99.1

Yield10 Bioscience Announces Pricing of $3.7 Million Public Offering

WOBURN, Mass. – August 11, 2023 – Yield10 Bioscience, Inc. (Nasdaq:YTEN) (“Yield10” or the “Company”), an agricultural bioscience company, today announced the pricing of its public offering of 5,750,000 units at a public offering price of $0.65 per unit. Each unit consists of one share of common stock and one warrant to purchase one share of common stock. The warrants will be immediately exercisable at an exercise price of $0.65 per share and will expire five years from the date of issuance. The shares of common stock and accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Gross proceeds, before deducting placement agent fees and other offering expenses, are expected to be approximately $3.7 million. The offering is expected to close on or about August 15, 2023, subject to the satisfaction of customary closing conditions.

Maxim Group LLC and Lake Street Capital Markets, LLC are acting as joint placement agents for the offering.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-273240) that was filed with the U.S. Securities and Exchange Commission (“SEC”) on July 14, 2023, as amended on August 2, 2023, and declared effective on August 10, 2023. The offering is being made only by means of a prospectus which is part of the registration statement. A preliminary prospectus relating to the offering has been filed with the SEC. A final prospectus relating to and describing the terms of the public offering will be filed with the SEC. When available, copies of the final prospectus relating to the offering may be obtained at the SEC’s website www.sec.gov. Alternatively, copies of the final prospectus, when available, may be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3745, or from Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by emailing syndicate@lakestreetcm.com or by calling (612) 326-1305.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Yield10 Bioscience

Yield10 Bioscience, Inc. is an agricultural bioscience company that is using its differentiated trait gene discovery platform, the “Trait Factory”, to develop improved Camelina varieties for the production of proprietary seed products, and to discover high value genetic traits for the agriculture and food industries. Our goals are to efficiently establish a high value seed products business based on developing superior varieties of Camelina for the production of feedstock oils, PHA bioplastics and omega-3 (EPA, DHA+EPA) oils, and to license our yield traits to major seed companies for commercialization in major row crops, including corn, soybean and canola. Yield10 is headquartered in Woburn, MA and has a Canadian subsidiary, Yield10 Oilseeds Inc., located in Saskatoon, Canada.

(YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, the satisfaction of customary closing conditions related to the public offering, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10's filings with the SEC. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:

Yield10 Bioscience:

Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com

Investor Relations:

Bret Shapiro, (561) 479-8566, brets@coreir.com

Managing Director, CORE IR

Media Inquiries:

Eric Fischgrund, eric@fischtankpr.com

FischTank PR